EXHIBIT 21.1

                                  SUBSIDIARIES



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Name                                              Jurisdiction of Organization
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Tag-It Pacific Limited........................... Hong Kong
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Talon International, Inc......................... Delaware
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Tag-It, Inc...................................... California
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Tag-It Pacific (HK) Ltd.......................... British Virgin Islands
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Tagit de Mexico, S.A. de C.V..................... Mexico
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A.G.S. Stationary, Inc........................... California
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Pacific Trim & Belt, Inc. ....................... California
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Talon Zipper (Shenzhen) Company Ltd. ............ China
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Talon International Pvt. Ltd. ................... India
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